UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 4, 2017, Rigel Pharmaceuticals, Inc. provided notice to Cantor Fitzgerald & Co. that it was terminating its Controlled Equity OfferingSM Sales Agreement, dated as of August 18, 2015, as amended by that Amendment No. 1 dated May 30, 2017, or the Amended Cantor Agreement, pursuant to Section 13(b) of the Amended Cantor Agreement. The termination of the Cantor Agreement will be effective on October 11, 2017.

The Sales Agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, or the SEC, on August 18, 2015, and the Amendment No. 1 thereto is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 30, 2017. The descriptions of the Sales Agreement and Amendment No. 1 thereto do not purport to be complete and are qualified in their entirety by reference to the Cantor Agreement and Amendment filed therewith as an exhibit to such Current Reports on Form 8-K.

Item 8.01.  Other Events.

On October 4, 2017, we entered into an underwriting agreement, or the Underwriting Agreement, with Jefferies LLC and BMO Capital Markets Corp., as representatives of the several underwriters named therein, collectively, the Underwriters, relating to the public offering, issuance and sale of 18,100,000 shares of our common stock, par value $0.001 per share, or the Common Stock. The price to the public in this offering is $3.35 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $3.149 per share. Under the terms of the Underwriting Agreement, we also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 2,715,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions. The gross proceeds to us from this offering are expected to be $60.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by us, or $69.7 million if the Underwriters exercise in full their option to purchase additional shares of Common Stock. The offering is expected to close on October 10, 2017, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The offering is being made pursuant to our effective registration statements on Form S-3 and an accompanying prospectus (Registration Statement Nos. 333-203956 and 333-220821) previously filed with the SEC and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 4, 2017, by and among Rigel Pharmaceuticals, Inc., Jefferies LLC and BMO Capital Markets Corp.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary